UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 17, 2010

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation
0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2010, Superior Bancorp (the “Corporation”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) advising that the Corporation no longer complies with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1).   This notification has no effect on the listing of the Corporation’s common stock at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Corporation will be provided 180 calendar days to regain compliance with the minimum bid price continued listing requirement.  If, at any time before May 16, 2011, the closing bid price of the Corporation’s common stock is $1.00 or more for a minimum of 10 consecutive business days, Nasdaq will provide the Corporation with written notification that it has achieved compliance with the continued listing requirement and the matter will be closed.

If the Corporation does not regain compliance with the minimum bid price continued listing requirement by May 16, 2011, the Corporation may be permitted to transfer its common stock to the Nasdaq Capital Market if the Corporation’s common stock satisfies all criteria for continued listing on that market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP
Date: November 19, 2010	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman, President and Chief Executive Officer